                                                                 Exhibit 3.20(b)





                        LIMITED PARTNERSHIP AGREEMENT OF

                        L.J. MELODY MORTGAGE COMPANY, LP

                                Table of Contents

                                                                             Page
                                                                             ----
ARTICLE I                  DEFINITIONS .....................................   3

ARTICLE II                 FORMATION AND INITIAL ORGANIZATION ..............   2

        Section 2.1        Formation .......................................   2
        Section 2.2        Term ............................................   2
        Section 2.3        Name ............................................   2
        Section 2.4        Principal Office ................................   2
        Section 2.5        Registered Office and Registered Agent ..........   2
        Section 2.6        Purpose .........................................   2

ARTICLE III                MANAGEMENT ......................................   2

        Section 3.1        Powers of the General Partner ...................   2
        Section 3.2        Reliance by Third Parties on General Partner ....   3
        Section 3.3        Duties of General Partner; Limitations. .........   4
        Section 3.4        Indemnification of General Partner ..............   4
        Section 3.5        Limited Partners. ...............................   4
        Section 3.6        Officers ........................................   5

ARTICLE IV                 PARTNERS AND CAPITALIZATION .....................   7

        Section 4.1        Partners ........................................   7
        Section 4.2        Contributions ...................................   7
        Section 4.3        Sources of Additional Funds......................   8
        Section 4.4        Loans and Guarantees by Partners and Affiliates .   8

ARTICLE V                  ACCOUNTING MATTERS ..............................   9

ARTICLE VI                 TAX MATTERS .....................................   9

        Section 6.1        Tax Elections ...................................   9
        Section 6.2        Preparation of Tax Returns ......................   9
        Section 6.3        Tax Matters Partner .............................   9
        Section 6.4        Tax Allocations .................................   9

ARTICLE VII                DISTRIBUTIONS ...................................   9

ARTICLE VIII               ASSIGNMENTS .....................................  10

ARTICLE IX                 DISSOLUTION, WINDING UP AND LIQUIDATION .........  10

        Section 9.1        Dissolution .....................................  10
        Section 9.2        Liquidation .....................................  10

ARTICLE X                MISCELLANEOUS .....................................  10

        Section 10.1     Modification, Termination and Waiver ..............  10
        Section 10.2     Successors and Assigns ............................  10
        Section 10.3     Creditors .........................................  10
        Section 10.4     Personal Liability ................................  10
        Section 10.5     Entire Agreement ..................................  10
        Section 10.6     Governing Law .....................................  11
        Section 10.7     Notices ...........................................  11
        Section 10.8     Format of Agreement; Headings .....................  11
        Section 10.9     Plurals, etc ......................................  11
        Section 10.10    Counterparts ......................................  11

                        LIMITED PARTNERSHIP AGREEMENT OF
                        L.J. MELODY MORTGAGE COMPANY, LP

     THIS LIMITED PARTNERSHIP AGREEMENT, dated as of January 27, 1999, among the parties hereto,

                              W I T N E S S E T H:

     In consideration of the mutual agreements and covenants contained herein, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Any references in this Agreement to an "Article" or " Section" are references to articles or sections of this Agreement and the definitions set forth in this Article shall apply throughout this Agreement.

     "Act" - The Texas Revised Limited Partnership Act, as amended.
      ---

     "Agreement" - This Limited Partnership Agreement, as amended from time to
      ---------
time.

     "Code" - The Internal Revenue Code of 1986, as amended.
      ----

     "General Partner" - A general partner of the Partnership.
      ---------------

     "Limited Partner" - A limited partner of the Partnership.
      ---------------

     "Partner" - A General Partner or a Limited Partner.
      -------

     "Partnership" - The limited partnership existing pursuant to this
      -----------
Agreement.

     "Person" - An individual, corporation, partnership, limited partnership,
      ------
limited liability partnership, limited liability company, professional corporation, trust, business trust, estate, custodian, trustee, executor, administrator, or other entity in its own or representative capacity.

     "Principal Office" - The principal office of the Partnership where records
      ----------------
are to be kept or made available under Section 1.07 of the Act.

     "TRPA" - The Texas Revised Partnership Act, as amended.
      ----

                                   ARTICLE II
                       FORMATION AND INITIAL ORGANIZATION

     Section 2.1 Formation. The parties hereto hereby form the Partnership as a limited partnership under the Act upon filing the certificate of limited partnership required by Section 2.01 of the Act.

     Section 2.2 Term. The Partnership shall be dissolved and liquidated as provided in Article IX.

     Section 2.3 Name. The Partnership shall conduct its business and affairs under the name of "L.J. Melody Mortgage Company, LP"; provided that the General Partner may change the Partnership's name after notice to the Partners.

     Section 2.4 Principal Office. The Principal Office shall be located at 5847 San Felipe, Suite 4400, Houston, Texas 77057; provided that the General Partner may change the Principal Office to any other location in the United States after notice to the Partners.

     Section 2.5 Registered Office and Registered Agent. The Partnership's registered office in Texas is located at 811 Dallas Avenue, Houston, Texas 77002 and the Partnership's registered agent at that address is CT Corporation System. The General Partner may change the registered office and registered agent of the Partnership after notice to the Partners.

     Section 2.6 Purpose. The purpose of the Partnership is to transact all lawful business for which partnerships may be organized under the Act.

                                  ARTICLE III
                                   MANAGEMENT

     Section 3.1 Powers of the General Partner. The General Partner shall have the power to take any action in managing the Partnership's business and affairs as may be necessary or appropriate to conduct its business including the power:

     (a) to acquire, invest in or otherwise participate in other partnerships, corporations or other entities;

     (b) to purchase or otherwise acquire, construct, deal in, sell, lease or otherwise dispose of full or fractional interests in real property, depreciable property or personal property of any kind and to buy or hold insurance of any kind;

     (c) to provide or contract for services of any kind; to make, enter into, deliver and perform contracts, agreements and other undertakings; to contract for the services of accountants, lawyers, investment managers, appraisers, contractors, or other service providers and to delegate powers to any such person; to retain or employ employees;

     (d) to lend money with or without security to any person, including any Partner or an Affiliate of a Partner, on any commercially reasonable terms;

     (e) without limitation as to amount or terms, to borrow and raise moneys, to issue, accept, endorse and execute promissory notes; drafts, bills of exchange, warrants, bonds, debentures and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any such indebtedness and any interest in any such indebtedness by mortgage, pledge, transfer or assignment in trust of all or any part of the Partnership assets, whether owned at the time of any such transactions or acquired thereafter, and, in particular, to use the assets of the Partnership to secure borrowings the proceeds of which may be used to acquire companies or interests in companies in the fastener industry, and to sell, pledge or otherwise dispose of any such obligations of the Partnership;

     (f) to guarantee any financial transaction of any kind with or without charging a fee therefor,

     (g) to have and maintain one or more offices and to rent or acquire office space, engage personnel, purchase equipment and supplies and do anything else which may be appropriate in connection with the maintenance of offices;

     (h) to pay any expenses related to any of the Partnership's businesses or affairs;

     (i)  to compromise claims against the Partnership;

     (j) to establish bank accounts and other similar accounts for the Partnership; to make or delegate the authority to make withdraw from such accounts by check or electronic transfer in the name of the Partnership; and

     (k) to acquire real and personal property, arrange financing, enter contracts and complete any other arrangements on behalf of a Partnership, in the name of the Partnership or in the name of a nominee without having to disclose the existence of the Partnership;

provided, however, that without the prior written consent of all of the Partners, the General Partner shall not cause the Partnership to (i) file a petition for relief in bankruptcy under any federal bankruptcy law or any other jurisdiction's debtor relief law; or (ii) make any decision or take any action which would make it impossible to carry on the Partnership's business and affairs.

     Section 3.2 Reliance by Third Parties on General Partner. The Partnership shall be bound, to the extent the General Partner purports to act on behalf of the Partnership, to any third party who relies on the authority of the General Partner if the General Partner communicates to the third party that the actions taken by the General Partner are taken on behalf of the

Partnership, and the third party shall not be deemed to have any duty to determine whether the General Partner has the authority to take the action.

     Section 3.3    Duties of General Partner; Limitations.

     (a)  Funds Available. Except to the extent otherwise required by the Act or
          ---------------
          the TRPA, any obligation of the General Partner to the Partnership and to the other Partners under this Agreement or arising by operation of law shall be performable only to the extent that the Partnership has funds available therefor, and the General Partner shall not be liable personally to furnish such funds.

     (b)  Duties. In exercising the powers granted by Agreement and in
          ------
          performing the duties required by this Agreement, the General Partner has only the duty of loyalty and the duty of care that are imposed by
          Section 4.04 of the TRPA.

     Section 3.4 Indemnification of General Partner. To the fullest extent permitted by law, the General Partner shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the General Partner may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as a general partner of the Partnership, provided, that in each case the General Partner acted in good faith and in a manner which the General Partner reasonably believed to be in the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or equivalent shall not create a presumption that the General Partner acted in a manner contrary to that specified above. To the fullest extent permitted by law, expenses (including, without limitation, legal fees) incurred by the General Partner in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition thereof upon receipt by the Partnership of an undertaking by or on behalf of the General Partner to repay such amount if it shall be determined that the General Partner is not entitled to be indemnified as authorized in this Section.

     Section 3.5    Limited Partners.

     (a)  No Control Over Management. Except for a exercise of a Limited
          --------------------------
          Partner's rights and powers as a Limited Partner, no Limited Partner shall have any authority to participate in the control of the Partnership's business or affairs.

     (b)  Limited Liability. A Limited Partner shall not be liable for any debts
          -----------------
          or obligations of the Partnership by reason of being a limited partner in the partnership.

     (c)  No Return of Contributions. A Limited Partner shall have no right to
          --------------------------
          withdraw from the Partnership or to a return of any contributions to the Partnership made by such Partner except to the extent of distributions made to such Partner as provided herein.

     (d)  Access to Certain Information. Upon written request by a Limited
          -----------------------------
          Partner, at the expense of the Limited Partner and at reasonable times and for a purpose related to the Limited Partner's interest in the Partnership, a Limited Partner may require the Partnership to provide
          (i) true and full information regarding the status of the business and financial condition of the Partnership; (ii) a copy of the Partnership's federal, state and local income tax return; (iii) a current list of the full name and last known address of each Partner; and (iv) a copy of this Agreement and the certificate of limited partnership of the Partnership.

     (e)  Competition. A Limited Partner may own, operate or invest in any
          -----------
          property or business venture which is not owned or operated by the Partnership and without allowing the participation of the Partnership or the other Partners, such that neither the Partnership nor any Partner shall have any rights with respect to any such properties or business ventures nor any claims with respect to their effect on the Partnership.

     (f)  Transactions with Partnership. A Limited Partner and any affiliate of
          -----------------------------
          a Limited Partner may transact business of any kind with the Partnership.

     Section 3.6 Officers. Pursuant to Article 6132b-3.01 of the TRPA, the Partnership shall have officers who will be agents f the Partnership appointed by the General Partner. Unless otherwise decided by the General Partner, the officers shall have the titles, powers, authority, and duties described below:

     (a)  Titles and Number. The officers of the Partnership shall be a Chief
          -----------------
          Executive Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and any other officer appointed pursuant to this Section. Any person may hold two or more offices.

     (b)  Appointment and Term of Office. The officers shall be appointed by the
          ------------------------------
          General Partner at such time and for such terms as the General Partner shall determine. Any officer may be removed, with or without cause, only by the General Partner. Vacancies in any office may be filled only by the General Partner.

     (c)  Chief Executive Officer and President. The President shall be the
          -------------------------------------
          Chief Executive Officer and, subject to the direction of the General Partner, shall be responsible for the management and direction of the day-to-day business and affairs of the Partnership, its other officers, employees, and agents, shall supervise generally the affairs of the Partnership and shall have full authority to execute all documents and take all actions that the Partnership may legally take. The Chief Executive Officer and President shall exercise such other powers and perform such other duties as may be assigned to him by the General Partner, including any duties and powers stated in any employment agreement approved by the General Partner.

     (d)  Chief Financial Officer. The Chief Financial Officer shall keep and
          -----------------------
          maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Partnership, and shall have all other powers and duties as may be prescribed by the General Partner.

     (e)  Vice Presidents. The Vice Presidents may include, among others,
          ---------------
          Executive Vice Presidents and Senior Vice Presidents. Each Vice President appointed by the General Partner shall have the power to execute documents on behalf of the Partnership. Each such Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by the General Partner or the Chief Executive Officer and President.

     (f)  Secretary and Assistant Secretaries. The Secretary shall record or
          -----------------------------------
          cause to be recorded in books provided for that purpose the minutes of the actions of the General Partner and meetings of the Partner, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this Agreement, the General Partner, or the Chief Executive Officer and President. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.

     (g)  Treasurer and Assistant Treasurer. The Treasurer shall keep or cause
          ---------------------------------
          to be kept the books of account of the Partnership and shall render statements of the financial affairs of the Partnership in such form and as often as required by this Agreement, the General Partner or the Chief Executive Officer and President. The Treasurer, subject to the order of the General Partner, shall have the custody of all funds and securities of the Partnership. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the General Partner or the President shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during the officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Partnership. If no Treasurer or Assistant Treasurer is appointed and serving or in the absence of the appointed Treasurer and Assistant Treasurer, the Vice President, or such other officer as the General Partner shall select, shall have the powers and duties conferred upon the Treasurer.

     (h)  Other Officers and Agents. The General Partner may appoint such other
          -------------------------
          officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Partnership, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the General Partner.

     (i)  Powers of Attorney. The General Partner may grant powers of attorney
          ------------------
          or other authority as appropriate to establish and evidence the authority of the officers and other Persons.

     (j)  Officers' Delegation of Authority. Unless otherwise provided by the
          ---------------------------------
          General Partner, no officer shall have the power or authority to delegate to any Person such officers' rights and powers as an officer to manage the business and affairs of the Partnership.

                                   ARTICLE IV
                           PARTNERS AND CAPITALIZATION

     Section 4.1 Partners. CBRE/LJM Mortgage Company, LLC, a Delaware limited liability company, is the general partner of the Partnership. The General Partner shall not receive compensation for its services as general partner of the Partnership, but shall be entitled to reimbursement for any expenses it pays on behalf of the Partnership. CBRE/LJM-Nevada, Inc., a Nevada corporation, is the limited partner of the Partnership.

     Section 4.2 Contributions. By their execution hereof each of the Partners agrees to make the contribution to the Partnership in the amount set out beside such Partner's name, and as a result thereof, is the holder of the number of units (the "Units") set out below.

                                              Contribution     Number of Units
                                              ------------     ---------------

     CBRE/LJM Mortgage Company, LLC.              $ 10               10

     CBRE/LJM - Nevada, Inc.                      $990              990

     Such contributions shall be made at the time or times requested by the General Partner provided that each request for contributions shall be divided among the Partners in proportion to the number of Units held by the Partners. No Partner of the Partnership shall have any obligation to make contributions to the Partnership in excess of that for which provision is made in this Section.

     Section 4.3    Sources of Additional Funds.

     (a)  Additional Contributions. The General Partner may cause the
          ------------------------
          Partnership to issue additional Units, or classes or series of such Units, or options, rights, warrants, or appreciation rights relating thereto, or any other type of equity security that the Partnership may lawfully issue, any secured or unsecured debt obligation of the Partnership convertible into or exchangeable or exercisable for any class or series of equity security of the Partnership (each a "Partnership Security") at any time or from time to time to such Person or Persons (which may include the General Partner or other Persons theretofore Partners) and on such terms as the General Partner may determine all without the approval of any other Partner. Any Person to whom such additional Units or other Partnership Securities are issued shall become a Limited Partner in respect of the Units or other Partnership Securities so issued, except to the extent such additional Units or other Partnership Securities are issued to the General Partner, in which case the terms of issuance shall specify whether the General Partner shall have the rights of a Limited Partner or a General Partner in respect of such units or other Partnership Securities.

          Any such Partnership Security shall be issuable with such designations, preferences, and relative, participating, optional or other special rights, powers or duties as may be fixed by the General Partner including the right of the holder of each such Partnership Security to share in distributions whether before or during winding up of the Partnership, whether such Partnership Security is redeemable and the conditions of any such redemption, whether such Partnership Security is convertible or exchangeable and the terms of any such conversion or exchange, and the right of the holder of any such Partnership Security to vote on matters relating to the Partnership. After the issuance of any such Partnership Security, the General Partner shall amend the provisions of this Agreement to provide for the allocation of the Partnership's items of income, gain, loss and deduction in accordance with applicable law.

          No Partner shall have any preemptive, preferential or similar right with respect to the issuance of any such Partnership Security by the Partnership. Additional Units or other Partnership Securities issued to existing Partners need not be issued in the same proportion as Units or any other Partnership Securities theretofore held by them.

     Section 4.4 Loans and Guarantees by Partners and Affiliates. No Partner shall be obligated to contribute any funds or properties to the Partnership other than those funds or properties for which provision is made herein. Nor shall any Partner be obligated to loan funds to the Partnership, to guarantee loans to the Partnership or otherwise to incur personal liability with respect to any loan to the Partnership.

                                    ARTICLE V
                               ACCOUNTING MATTERS

     The Partnership shall keep and maintain its books and records at the Principal Office, such books and records to be kept in accordance with accounting principles that the General Partner determines to be appropriate for the business and affairs of the Partnership.

                                   ARTICLE VI
                                   TAX MATTERS

     Section 6.1 Tax Elections. The General Partner shall determine whether the Partnership shall make any election (including any election which may be permitted with respect to the Partnership's method of accounting and any election for which provision is made in Section 168 and Section 754 of the Code) which is available to the Partnership for federal, state or local tax purposes, provided, however, that the General Partner shall make no election which would cause the Partnership to be taxed as a corporation and not as a partnership for federal, state or local tax purposes.

     Section 6.2 Preparation of Tax Returns. The General Partner shall use its reasonable efforts to arrange, at the expense of the Partnership, for the preparation and timely filing of all tax returns of the Partnership for federal, state or local tax purposes and shall furnish to the Partners a copy of any income tax returns so filed within a reasonable time after the filing thereof. In addition, the General Partner shall furnish to the Partners such other tax information as is reasonably required thereby for federal, state and local tax reporting purposes.

     Section 6.3 Tax Matters Partner. The General Partner is the tax matters partner of the Partnership, within the meaning of Section 6231(a)(7) of the Code, and is authorized to represent the Partnership (at the Partnership's expense) in connection with any examination of the Partnership's affairs by any tax authority, including administrative and judicial proceedings, and to expend Partnership funds for professional services and the costs associated therewith.

     Section 6.4 Tax Allocations. Unless the General Partner determines that another allocation is required by applicable law, each item of income, gain, loss, deduction and credit recognized by the Partnership for federal, state or local income tax purposes shall be allocated among the holders of Units in proportion to the number of such Units which are so held.

                                   ARTICLE VII
                                  DISTRIBUTIONS

     The General Partner shall from time to time cause the Partnership to make such distributions to the Partners as the General Partner may determine in its sole discretion, and any amount so distributed, whether prior to or during the winding up of the Partnership, shall be divided among the holders of Units in proportion to the number of Units held by them.

                                  ARTICLE VIII
                                   ASSIGNMENTS

     No Partner may assign or otherwise transfer such Partner's Units (or any interest in such Units) without the consent of the other Partners, and a Person who holds Units and is not a Partner shall become a Partner only with the written consent of the General Partner.

                                   ARTICLE IX
                     DISSOLUTION, WINDING UP AND LIQUIDATION

     Section 9.1 Dissolution. The Partnership shall be dissolved on the occurrence of an event of withdrawal of a General Partner, as defined in Section
4.02 (other than Section 4.02(a)(4)) of the Act. The General Partner agrees not to cause an event of withdrawal of the General Partner, as defined in Section
4.02 (other than Section 4.02(a)(4)) of the Act to occur.

     Section 9.2 Liquidation. If the Partnership is dissolved, the Partnership's affairs shall be wound up by the General Partner, that is, the assets of the Partnership shall be converted to cash and applied to pay all creditors of the Partnership, including Partners, in the order allowed by applicable law, and the balance shall be distributed as provided herein. The Partners shall allow a reasonable time for the orderly liquidation of the Partnership in order to avoid losses to the extent possible.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.1 Modification, Termination and Waiver. This Agreement may be modified, terminated or waived only by written agreement of all parties.

     Section 10.2 Successors and Assigns. Subject to Article VIII , this Agreement shall bind, and inure the benefit of, the parties to this Agreement and their respective successors and assigns.

     Section 10.3 Creditors. No provision in this Agreement shall be enforceable by, nor construed for the benefit of, any creditors of the Partnership.

     Section 10.4 Personal Liability. Except as may be provided in a separate agreement delivered to the General Partner, no employee, officer, director, shareholder, limited partner or other agent of any Partner shall be liable personally for any obligations of such Partner under this Agreement.

     Section 10.5 Entire Agreement. This Agreement represents the entire agreement of the parties to this Agreement with respect to the Partnership and supersedes any prior understandings between or among them. There are no oral or written representations, agreements, arrangements or understandings between or among the parties to this Agreement which relate to the Partnership other than those contained in this Agreement.

     Section 10.6 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas, and the rights and obligations of the parties to this Agreement shall be governed by the laws of the State of Texas, in each case without regard to its conflict of law provisions.

     Section 10.7 Notices. Except as otherwise provided, all notices and other communications which may be required under this Agreement shall be submitted in writing and shall be effective as to a Partner when such notice is received at the address of the Partner on the books of the Partnership and shall be effective as to the Partnership when received at the Principal Office.

     Section 10.8 Format of Agreement; Headings. The format of this Agreement and the headings used throughout this Agreement are intended only for convenience of reference and shall not affect the meaning of any provision of this Agreement.

     Section 10.9 Plurals, etc. Pronouns, nouns and other terms used in this Agreement shall be construed as necessary to include their masculine, feminine, neuter, singular and plural forms.

     Section 10.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original of this Agreement but all of which, taken together, shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the Partners have executed this Agreement as of the date first written above.

                                      GENERAL PARTNER:

                                      CBRE/LJM MORTGAGE COMPANY, LLC, a Delaware limited liability company


                                      By:  /s/ RAYMOND E. WIRTA
                                           -------------------------------------
                                           Raymond E. Wirta
                                           President


                                      LIMITED PARTNER:

                                      CBRE/LJM - NEVADA, INC.,
                                      a Nevada corporation


                                      By:  /s/ RAYMOND E. WIRTA
                                           -------------------------------------
                                           Raymond E. Wirta
                                           President